AMENDMENT TO OPTION AGREEMENT

     AMENDMENT made this 11th day of July, 2002 to the Option Agreement dated as of the 29th day of November, 2002 (the "Original Agreement") between CONOLOG CORPORATION, a Delaware corporation ("Conolog"), and CLOG II, LLC, a New York limited liability company ("Clog II").

     WHEREAS, pursuant to the Original Agreement, Clog II was granted an option to acquire up to $2,040,000 principal amount of convertible debentures of Conolog (the "Option");

     WHEREAS, Clog II has exercised the Option to the extent of acquiring $100,000 principal amount of convertible debentures of Conolog;

     WHEREAS, there remains outstanding a certain convertible debenture of Conolog, dated December 26, 2000, in the principal amount of $25,000;

     WHEREAS, Conolog and Clog II have agreed to amend the Original Agreement as set forth herein;

     NOW, THEREFORE, it is agreed as follows:

     1. All capitalized terms used herein which are not otherwise defined shall have the respective meanings ascribed to them in the Original Agreement.

     2. The parties hereby agree that the remaining dollar amount of Convertible Debentures of Conolog subject to the Option is reduced to $1,200,000.

     3. Except as expressly set forth herein, the Original Agreement shall continue in full force and effect in accordance with its terms.

     INTENTIONALLY LEFT BLANK

     4. This Amendment to Option Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute on the same document.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to the Original Agreement as of the date and year first above written.

                                   CONOLOG CORPORATION


                                By: /s/ Robert Benou
                                    -----------------------------



                                    CLOG II, LLC


                                 By: /s/ Robyn Schreiber
                                     ----------------------------
                                     Robyn Schreiber